Exhibit 1

SCHEDULE OF FUNDED DEBT AT DECEMBER 31, 2022

Currency	Value Date	Interest %	Maturity Date	Initial amount in currency of borrowing (in millions)	Initial amount in equivalent of millions of U.S. dollars(1)	Amount outstanding in millions of U.S. dollars(2)
U.S. dollars	May 16, 2019	2.250	May 16, 2024	2,500	2,500	2,500
Chinese yuan	January 23, 2020	2.640	January 23, 2023	1,000	145	144
U.S. dollars	March 18, 2020	0.525	March 18, 2023	150	150	150
U.S. dollars	March 24, 2020	0.530	March 24, 2023	100	100	100
Chinese yuan	April 15, 2020	1.640	April 15, 2023	1,000	141	144
U.S. dollars	May 28, 2020	0.500	May 28, 2025	3,000	3,000	3,000
Chinese yuan	June 15, 2020	2.400	June 15, 2023	3,000	425	432
Russian rubles	July 16, 2020	4.250	July 16, 2025	2,000	28	16
U.S. dollars	August 27, 2020	0.260	August 27, 2023	100	100	100
Thai baht	September 9, 2020	0.375	September 9, 2025	350	11	10
Turkish lira	September 16, 2020	12.750	September 16, 2025	150	20	8
Chinese yuan	September 22, 2020	2.500	September 22, 2023	700	104	101
Turkish lira	September 24, 2020	14.100	September 24, 2024	160	21	9
U.S. dollars	September 29, 2020	0.250	September 29, 2023	3,000	3,000	3,000
Pound sterling	October 21, 2020	0.200	December 15, 2025	800	1,042	964

Mexican pesos	November 3, 2020	4.500	November 3, 2023	1,100	52	56
Russian rubles	November 18, 2020	4.250	July 16, 2025	2,500	33	34
South African rand	November 25, 2020	4.000	May 25, 2023	1,000	65	59
Russian rubles	January 14, 2021	4.250	July 16, 2025	1,000	13	14
Hong Kong dollars	January 20, 2021	0.130	January 20, 2023	100	13	13
Turkish lira	January 22, 2021	13.500	January 22, 2024	200	27	11
U.S. dollars	January 27, 2021	0.500	January 27, 2026	3,000	3,000	3,000
Indonesian rupiah	January 29, 2021	4.500	January 29, 2024	700,000	50	42
South African rand	February 2, 2021	4.000	February 2, 2024	1,000	64	4
Mexican pesos	February 3, 2021	4.500	November 3, 2023	500	25	26
Indian rupee	February 10, 2021	5.000	February 10, 2026	2,500	34	30
Philippine pesos	February 10, 2021	2.375	February 10, 2025	1,000	21	18
Indonesian rupiah	February 10, 2021	4.500	February 10, 2026	500,000	36	30
Indian rupee	March 2, 2021	5.000	September 2, 2023	2,000	28	24
Hong Kong dollars	March 9, 2021	0.115	March 9, 2023	115	15	15
Mexican pesos	March 10, 2021	5.000	March 5, 2026	500	24	26
Philippine pesos	March 12, 2021	2.750	March 12, 2024	1,000	21	18
Mexican pesos	March 17, 2021	4.500	November 3, 2023	500	23	26
Chinese yuan	March 23, 2021	1.640	April 15, 2023	200	31	29

Chinese yuan	March 24, 2021	2.500	March 24, 2025	350	54	50
Turkish lira	April 12, 2021	20.000	April 12, 2023	350	42	19
U.S. dollars	April 15, 2021	Floating Rate	April 15, 2026	500	500	500
Russian rubles	April 26, 2021	4.250	July 16, 2025	2,000	26	28
Turkish lira	April 29, 2021	18.000	April 29, 2024	250	31	13
Australian dollars	May 6, 2021	1.000	May 6, 2026	500	387	340
Pound sterling	May 6, 2021	0.200	December 15, 2025	200	278	241
New Zealand dollars	May 24, 2021	0.500	April 14, 2023	250	179	159
South African rand	June 3, 2021	5.350	June 5, 2023	500	36	29
Indian rupee	June 16, 2021	4.750	June 16, 2023	2,000	27	24
Australian dollars	August 9, 2021	0.140	August 9, 2023	250	185	170
Australian dollars	August 11, 2021	0.120	August 11, 2023	150	111	102
Turkish lira	August 12, 2021	19.500	August 12, 2023	200	23	11
Hong Kong dollars	August 16, 2021	0.095	August 16, 2023	300	39	38
Hong Kong dollars	August 18, 2021	0.110	August 18, 2023	200	26	26
U.S. dollars	September 16, 2021	0.500	October 30, 2024	2,500	2,500	2,500
Turkish lira	September 21, 2021	17.700	September 21, 2023	350	41	19
Turkish lira	October 19, 2021	13.500	January 22, 2024	200	22	11
Turkish lira	October 19, 2021	20.000	April 19, 2023	250	28	13

Indonesian rupiah	November 4, 2021	4.500	November 4, 2024	750,000	53	45
Chinese yuan	November 12, 2021	2.900	November 12, 2023	350	55	50
Hong Kong dollars	November 29, 2021	0.555	November 29, 2023	150	19	19
U.S. dollars	December 1, 2021	Floating Rate	April 15, 2026	200	200	200
Indian rupee	December 8, 2021	6.000	December 8, 2031	1,500	20	18
Chinese yuan	December 8, 2021	2.815	December 8, 2023	350	55	50
Chinese yuan	January 11, 2022	2.500	March 24, 2025	100	16	14
Australian dollars	January 18, 2022	1.900	January 18, 2027	500	360	340
Pound sterling	January 20, 2022	1.125	September 15, 2026	500	684	603
Russian rubles	January 20, 2022	Zero Coupon	January 20, 2032	4,000	52	55
Indian rupee	January 25, 2022	5.750	January 25, 2027	5,000	67	60
Philippine pesos	January 27, 2022	4.250	January 27, 2027	3,800	74	68
Hong Kong dollars	February 7, 2022	0.865	February 7, 2024	100	13	13
Hong Kong dollars	February 10, 2022	0.965	February 10, 2024	400	51	51
Chinese yuan	February 10, 2022	2.645	February 10, 2024	300	47	43
U.S. dollars	March 1, 2022	1.500	March 1, 2024	50	50	50
Chinese yuan	March 16, 2022	3.180	March 16, 2024	200	32	29
Pound sterling	March 29, 2022	0.200	December 15, 2025	50	66	60
Chinese yuan	April 12, 2022	2.500	March 24, 2025	140	22	20

Euro	April 25, 2022	0.973	April 26, 2027	150	162	160
Chinese yuan	April 29, 2022	2.500	March 24, 2025	100	15	14
Chinese yuan	May 26, 2022	2.400	May 26, 2025	1,500	225	216
U.S. dollars	June 10, 2022	3.020	June 10, 2027	250	250	250
U.S. dollars	June 29, 2022	3.375	June 29, 2025	1,250	1,250	1,250
Turkish lira	August 15, 2022	50.000	November 15, 2023	2,000	111	107
Chinese yuan	August 16, 2022	2.500	March 24, 2025	70	10	10
U.S. dollars	August 16, 2022	Floating Rate	August 16, 2027	500	500	500
Chinese yuan	August 17, 2022	3.100	August 17, 2025	500	74	72
U.S. dollars	August 17, 2022	3.150	August 17, 2027	150	150	150
Hong Kong dollars	August 18, 2022	3.235	February 18, 2024	500	64	64
Hong Kong dollars	August 23, 2022	3.140	August 23, 2024	500	64	64
Chinese yuan	August 24, 2022	3.100	August 17, 2025	125	18	18
U.S. dollars	September 2, 2022	3.500	September 2, 2024	25	25	25
Chinese yuan	September 8, 2022	2.950	September 8, 2025	2,200	320	316
Turkish lira	September 8, 2022	45.000	March 8, 2024	600	33	32
U.S. dollars	September 14, 2022	3.750	September 14, 2027	2,000	2,000	2,000
Indian rupee	September 16, 2022	6.000	December 8, 2031	1,000	13	12
Chinese yuan	September 16, 2022	2.910	September 16, 2026	350	50	50

Chinese yuan	September 22, 2022	2.900	September 24, 2024	350	50	50
Indian rupee	September 27, 2022	6.000	December 8, 2031	1,100	14	13
Turkish lira	September 29, 2022	46.000	March 29, 2024	750	41	40
Turkish lira	September 29, 2022	35.000	September 29, 2025	500	27	27
Turkish lira	September 29, 2022	30.000	September 29, 2027	500	27	27
Turkish lira	November 1, 2022	42.500	May 1, 2024	500	27	27
Turkish lira	December 14, 2022	42.500	May 1, 2024	500	27	27
Australian dollars	December 15, 2022	1.900	January 18, 2027	50	34	34
Georgian lari	December 28, 2022	Floating Rate	December 28, 2025	267	100	99
Total(3)					26,514	25,888

Notes:

(1)	The initial amount in equivalent of millions of U.S. dollars is computed using the exchange rate at the trade date.
(2)	The amount outstanding in millions of U.S. dollars is computed using the exchange rate at December 31, 2022.
(3)

The figures included in this schedule do not include premiums, discounts and other accounting adjustments that are included in the total amount of borrowings in the Statement of Financial Position of the Asian Infrastructure Investment Bank (“AIIB”) as at December 31, 2022, which is included in the audited financial statements for the year ended December 31, 2022 in Exhibit 2 of this annual report on Form 18-K.

SCHEDULE OF ANNUAL AMORTIZATION OF FUNDED DEBT OUTSTANDING AT DECEMBER 31, 2022

(IN MILLIONS OF U.S. DOLLARS)

Currency	2023	2024	2025	2026	2027	2028 and after	Total
Australian dollars	272	0	0	340	374	0	986
Chinese yuan	950	122	731	50	0	0	1,853
Euro	0	0	0	0	160	0	160
Georgian lari	0	0	99	0	0	0	99
Hong Kong dollars	111	192	0	0	0	0	303
Indian rupee	48	0	0	30	60	43	182
Indonesian rupiah	0	87	0	30	0	0	117
Mexican pesos	108	0	0	26	0	0	133
New Zealand dollars	159	0	0	0	0	0	159
Philippine pesos	0	18	18	0	68	0	104
Pound sterling	0	0	1,266	603	0	0	1,869
Russian rubles	0	0	92	0	0	55	147
South African rand	88	4	0	0	0	0	92
Thai baht	0	0	10	0	0	0	10
Turkish lira	168	169	35	0	27	0	398
U.S. dollars	3,350	5,075	4,250	3,700	2,900	0	19,275
Total(1)	5,253	5,667	6,501	4,779	3,589	98	25,888

Note:

(1)

The figures included in this schedule do not include premiums, discounts and other accounting adjustments that are included in the total amount of borrowings in AIIB’s Statement of Financial Position as at December 31, 2022, which is included in the audited financial statements for the year ended December 31, 2022 in Exhibit 2 of this annual report on Form 18-K.